SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2003

Date of Report

(Date of earliest event reported)

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 314-3400

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

On April 28, 2003, RITA Medical Systems, Inc., a Delaware corporation (“RITA”), announced the resignation of its President and Chief Executive Officer, Barry Cheskin as well as the appointment of Vincent Bucci as Chairman of the Board of Directors and the appointment of Randy Lindholm to the Board of Directors. A copy of RITA’s press release announcing these changes to the Company’s management and Board of Directors is attached as Exhibit 99.1 hereto and incorporated by reference herein.

This information is being filed under Item 5 but is intended to meet the requirements of Item 9, “Regulation FD Disclosure”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: April 28, 2003	By:	/S/ DONALD STEWART

Donald Stewart, Chief Financial Officer and Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of RITA Medical Systems, Inc. dated April 28, 2003.